Exhibit 10.1

ALPINE EXPLORATION CO.’S, INC.

4310 Buena Vista, No. 6, Dallas, TX. 75205

P O Box 600013, Dallas, TX. 75360-0013

Main (214) 692-0072 Fax (214) 692-0071

Tim Washington timwashington@sbcglobal.net

alpine@airmail.net

August 26, 2003

Reef Global Energy II, LP

Att. Mr. H. Walt Dunagin, V. P. Land

1901 N. Central Expressway, Suite 300

Richardson, TX. 75080

Re:

Participation Offer

Barataria South, Cris I Development Prospect

Jefferson Ph., Louisiana

Dear Mr. Dunagin:

Alpine Exploration Co.’s, Inc. (“Alpine”) hereby offers Reef Global Energy II, LP (“Reef”) the opportunity to participate in drilling one or more test wells on leases owned by Alpine in its Barataria South Cris I Development Prospect (the “Leases”) to earn an interest therein upon the terms and conditions set forth below:

1.                                       Reef shall participate for 12.00% of 8/8ths working interest in drilling, or causing to be drilled, the Initial Test Well, provided actual drilling operations for such Well are commenced prior to December 31, 2003, from and to a mutually acceptable location on the Leases to an objective depth of 11,800’ TVD to test the Upper Cris I Sands, or a depth sufficient to encounter abnormal pressure (“Initial Test Well”), whichever depth is lesser, paying 12.00% of Initial Test Well expenses through the tanks to earn a 10.50% working interest in the 40 acres surrounding the well bore and in all units created for the production of the well. This Earned working interest shall be reduced to 9.00% after all investments in the prospect have been paid out.  Alpine’s carried 12.50% working interest in this Initial Test Well shall increase to 25.00% at payout of the well.

2.                                       Alpine represents that the net revenue interest in the approximately 560 acres of Leases subject to this agreement and to be conveyed pursuant hereto shall average approximately 72.00% of 8/8ths.  However, the Net Revenue Interest may vary depending upon the acreage contribution in a geological unit.  In addition, the net revenue interest “After Payout” shall average approximately 71.00% of 8/8ths as a result of Stone Energy increasing its Overriding Royalty position an additional 2% of 8/8ths pursuant to the terms and conditions of that certain Farmout Agreement dated February 7, 2003.  Each party shall bear its proportionate share of the presently existing lease burdens as to the lands and Leases in which Reef earns an interest.  An outline of the 560 acre tract, Area of Mutual Interest (AMI), is attached as Exhibit “A”.  A list of leases and farmout description on the South Barataria Prospect is attached as Exhibit “B”.  A breakdown of the estimated, before and after payout, net revenue interests for the 11,500 “E” Sand is attached as Exhibit “C”.

3.                                       Within five (5) days of the execution of this agreement Reef shall pay $18,000 (being Reef’s proportionate share of 50% of the $300,000 Prospect Fee) to Alpine and within five (5) days after its execution of a mutually acceptable Exploration Agreement, Reef shall pay to Alpine the sum of $18,000 (being Reef’s proportionate share of 50% of the

$300,000 Prospect Fee) as purchase price consideration for Reef’s proportionate interest in the prospect and leases over the Prospect.  If within 30 days a formal agreement has not been signed, then either party has the right to terminate the agreement and the monies paid to date will be immediately returned.  Alpine will have no further obligation to Reef and Alpine will have the right to resell the interest pertaining to this agreement.

4.                                       Within 180 days after completing the Initial Test Well, either as capable of commercial production or as a dry hole, Reef shall have the right, but not the obligation, to commit to drill, or cause to be drilled, an additional well with Alpine by paying 9.00% of 8/8ths working interest in drilling such additional well (with actual drilling operations commencing within 270 days after completing the Initial Test Well) from and to mutually acceptable locations on the Leases to a minimum depth of 11,800’ TVD or a depth sufficient to encounter abnormal pressure (“Second Test Well”), whichever depth is lesser, by paying 9.00% of Second Test Well expenses through the tanks to earn a 9.00% working interest in the remainder of the Prospect and Leases.  However, the existing producing wellbore and facilities on the prospect area, the Alpine Exploration, Bodenger No. 1 is excluded from this earning event.  The Second Test well could be targeted for either the secondary, shallower or deeper horizons that were originally targeted in the Initial Test Well or for an exploratory test on the west side of the block.

5.                                       An acceleration well, drilled within the confines of a geological unit formed in the Chris I sands, as a result of the successful completion of the Initial Test Well, shall be drilled on a ground floor basis in the percentages of Reef 9.00% and Alpine 25%.

6.                                       If any subsequent well(s) are proposed to be drilled on the jointly owned Leases or lands pooled therewith, all costs, risks and expenses associated therewith shall be borne on a ground floor basis in the percentages of Reef 9.00% and Alpine 25%.

7.                                       In the event that Alpine acquires less than 100% of 8/8ths of all working interest in and to the subject Leases or in the event any of the Leases cover less than 100% of the mineral interest in the lands described therein, the cash payments and presently existing overriding royalty interest to which Alpine is entitled shall be proportionately reduced as to the lands, Leases and rights so affected.

8.                                       Prior to drilling the Initial Test Well, Reef and Alpine shall enter into a mutually acceptable Exploration Agreement (“EA”).  The EA shall name a mutually acceptable operator (“Operator”). Alpine represents that production from the Leases is not dedicated under or committed to any sales agreement.

9.                                       All terms and conditions are subject to the “Favored Nations Clause” and Reef shall benefit proportionately in the event Alpine accepts lesser terms and conditions from a buyer for more than 50% of 8/8ths of the Initial Prospect Well.  A revised agreement will be forwarded stating the terms and conditions.

10.                                 This offer is subject to Reef’s review and acceptance of all geological and geophysical data, leases, agreements, and any existing contracts, confirmation of the land location and any other discovery of information during due diligence which could effect the economics of the prospect.  Should Alpine have any obligation(s) which Reef may become subject to, Reef must be made aware of and approve said obligation(s) as a condition to closing.

11.                                 Due Dilligence will begin within 10 days of acceptance of this letter.

To summarize above:

Alpine will be paid $300,000 for costs and fees and will be carried 12.5% (CWI) through the tanks and 12.5% (BIAPO) after pay out on first well.  On the second well, and any subsequent wells, all parties shall participate on a “heads-up” basis.

If these general terms and conditions are acceptable to Reef, kindly have the proper party execute in the space provided below and return one to the undersigned, on or before August 29, 2003, or this offer shall expire.

Sincerely,

ALPINE EXPLORATION CO.’S, INC.

/s/ Tim Washington

Tim Washington, President

AGREED TO AND ACCEPTED THIS 26th Day of August, 2003.

REEF GLOBAL ENERGY II, LP

By:	/s/ Michael J. Mauceli

Its:	Managing Member

EXHIBIT “A”

AREA OF MUTUAL INTEREST

Attached to and made a part of that certain Participation Agreement dated as of August 20, 2003, by and between Alpine Exploration Companies, Inc., as Seller, and Reef Global Energy II, LP, as Buyer, covering the South Barataria Development Prospect in Jefferson Parish, Louisiana.

EXHIBIT “B”

LEGAL DESCRIPTIONS-OIL, GAS AND MINERAL LEASES

Attached to and made a part of that certain Participation Agreement dated as of August 20, 2003, by and between Alpine Exploration Companies, Inc., as Seller, and Reef Global Energy II, LP, as Buyer, covering the South Barataria Development Prospect in Jefferson Parish, Louisiana.

JEFFERSON PARISH

BARATARIA

Oil, Gas and Mineral Lease dated May 22, 1981, between CHARLES KAHN BODENGER, ET UX, as Lessor and AVATAR EXPLORATION, INC., as Lessee, recorded in Conveyance Book 37, Folio 887, Entry Number 1000060 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated August 26, 1944, between DOROTHY VAN SANT, as Lessor, and THE CALIFORNIA COMPANY, as Lessee, recorded in Conveyance Book 206, Folio 13 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated August 09, 1944, between TRINITY PETROLEUM CORP., as Lessor, and THE CALIFORNIA COMPANY, as Lessee, recorded in Conveyance Book 206, Folio 362 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated December 28, 2001, between DOUGLAS R. FLEMING, JR., ET. AL., as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 795, Entry No. 10174164of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated December 28, 2001, between ELODIE D. FLEMING, ET. AL., as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 138, Folio 4, Entry No. 10235964 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated February 25, 2002, between JOHN BURCHMAN BURGUIERES, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 893, Entry No. 10220174 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated February 25, 2002, between FLEMING PLANTATION GROUP IV, L.L.C., as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 891, Entry No. 10220173 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated February 25, 2002, between GEORGIA ROSE PROPERTIES, L.L.C., as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 889, Entry No. 10220170 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated February 25, 2002, between DOUGLAS R. FLEMING, JR., ET. AL., as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 890, Entry No. 10220171 of the records of Jefferson Parish, Louisiana.

EXHIBIT “B”

PART II

LEGAL DESCRIPTIONS-OIL, GAS AND MINERAL LEASES

Attached to and made a part of that certain Participation Agreement dated as of August 20, 2003, by and between Alpine Exploration Companies, Inc., as Seller, and Reef Global Energy II, LP, as Buyer, covering the South Barataria Development Prospect in Jefferson Parish, Louisiana.

JEFFERSON PARISH

BARATARIA

Oil, Gas and Mineral Lease dated March 13, 2002, between KIMBERLY ZAR GINGELL, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 945, Entry No. 10234065 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated March 13, 2002, between KEITH B. CLARK, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 947, Entry No. 10234067 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated March 13, 2002, between MILDRED MARTIN DESPAUX, ET. AL., as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 138, Folio 1, Entry No. 10234071 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated March 13, 2002, between KERRY DESPAUX, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 138, Folio 2, Entry No. 10234535 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated March 13, 2002, between MARY LOIS BOUDREAUX MARTIN, ET. AL., as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 950, Entry No. 10234070 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated March 13, 2002, between CHRISTOPHER D. VICTORIANO, ET. UX., as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 949, Entry No. 10234069 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated March 13, 2002, between DWAYNE T. WISEMAN, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 943, Entry No. 10234063 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated March 13, 2002, between AVERY GEORGE MARTIN, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 944, Entry No. 10234064 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated March 13, 2002, between MARY LOIS BOUDREAUX MARTIN, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 946, Entry No. 10234066 of the records of Jefferson Parish, Louisiana.

Oil, Gas and Mineral Lease dated March 13, 2002, between JANE HARVEY RIMMER, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 138, Folio 5, Entry No. 10235965 of the records of Jefferson Parish, Louisiana.

EXHIBIT “B”

PART III

LEGAL DESCRIPTIONS-OIL, GAS AND MINERAL LEASES

Attached to and made a part of that certain Participation Agreement dated as of August 20, 2003, by and between Alpine Exploration Companies, Inc., as Seller, and Reef Global Energy II, LP, as Buyer, covering the South Barataria Development Prospect in Jefferson Parish, Louisiana.

JEFFERSON PARISH

BARATARIA

Oil, Gas and Mineral Lease dated March 13, 2002, between ERNEST J. WEISMAN, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, recorded in Conveyance Book 137, Folio 942, Entry No. 10234062 of the records of Jefferson Parish, Louisiana.

State Oil, Gas and Mineral Leases No. 35244 & 35269 (f.k.a State Lease 391) dated January 8, 2003, between THE STATE OF LOUISINA MINERAL BOARD, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, unrecorded pending Louisiana State Mineral Board delivery.

Farm Out Agreement dated February 7, 2003, between STONE ENERGY CORPORATION, as Lessor, and ALPINE EXPLORATION CO.’S, INC., as Lessee, unrecorded in the Parish records.

1.                                       Test well drilled by May 1, 2003 to 11,800’.  Extension filed for period of 180 days.

2.                                       Substitute well within 60 days of failure of the Initial Test Well.

3.                                       Stone earns difference between Twenty-eight percent (28%) of all oil and gas that may be produced from the Test Well and the presently effective royalties, overriding royalties, production payments and other like interests in production, burdening the subject lease, lands and depths, proportionately reduced to the interest in said well which the Lease contributes (“BPO -ORR”).

4.                                       At “Payout” (as hereinafter defined), Stone shall have the option to i.) terminate its BPO-ORR and convert it to a Thirty percent of eight-eighths (30% of 8/8ths) working interest proportionately reduced to the interest in said well which the Lease contributes, as hereinafter provided or ii.) increase its BPO-ORR by an additional two percent of eight-eighths (2% of 8/8ths) (“APO-ORR”).

5.                                       Joint Operating Agreement (JOA), providing for a Gas Balancing Agreement and a 300-300% penalty for non-consent operations.

6.                                       As of the effective date hereof, Operator shall be responsible to Stone for all rentals, shut-ins and other lease payments made by Stone on behalf of Operator.

7.                                       Operator agrees to carry insurance and indemnification in not less that the amounts set out below:

a.                                       As of the effective date hereof, Operator shall be responsible to Stone for all rentals, shut-ins and other lease payments made by Stone on behalf of Operator.

b.                                      Workmen’s Compensation and Employer’s Liability Insurance covering employees of the Operator engaged in operations on the Farmout Area in compliance with all applicable State and Federal Laws.  The Workmen’s Compensation policy shall provide for a limit of liability of not less than $1,000,000 per accident.

Pipeline Right-of-Way dated March 23, 1983 and recorded March 24, 1983, under Entry No. 83-10560 of the records of Jefferson Parish, Louisiana, entered into by CHARLES KAHN BODENGER,

husband of, and JOHNNIE JAN BODENGER, as Grantor, and granted to and executed in favor of FLORIDA EXPLORATION COMPANY, as Grantee.

Surface Lease dated March 23, 1983 and recorded March 24, 1983, under Entry No. 83-10561 of the records of Jefferson Parish, Louisiana, entered into by CHARLES KAHN BODENGER, husband of, and JOHNNIE JAN BODENGER, as Grantor, and granted to and executed in favor of FLORIDA EXPLORATION COMPANY, as Grantee.

EXHIBIT “B”

PART IV

LEGAL DESCRIPTIONS-OIL, GAS AND MINERAL LEASES

Attached to and made a part of that certain Participation Agreement dated as of August 20, 2003, by and between Alpine Exploration Companies, Inc., as Seller, and Reef Global Energy II, LP, as Buyer, covering the South Barataria Development Prospect in Jefferson Parish, Louisiana.

JEFFERSON PARISH

BARATARIA

c.                                       General Liability and Property Damage Insurance endorsed to include offshore operations and non-owned watercraft liability, covering operation of the Subject Interests with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage.

d.                                      Commercial Automobile Liability Insurance covering owned, non-owned and hired automobiles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage.

e.                                       Excess Liability Insurance, including pollution liability, with a limit of $10,000,000.00.

f.                                         Insurance for Control of Well, Redrilling and Restoration due to blowout and/or cratering above or below surface, and Seepage and Pollution Liability coverage including cleanup and containment with a minimum limit of $15,000,000 per occurrence.  Coverage shall also include Care Custody and Control Insurance with a minimum limit of  $2,000,000 per occurrence.

EXHIBIT “C”

ESTIMATE OF NET REVENUE INTERESTS BEFORE AND AFTER PAYOUT IN THE 11,500 “E” SAND UNIT BASED UPON PRE-HEARING GEOLGICAL INFORMATION AND SUCCESSFUL STATE APPROVAL OF THE GEOLOGICAL UNIT.

Attached to and made a part of that certain Participation Agreement dated as of August 20, 2003, by and between Alpine Exploration Companies, Inc., as Seller, and Reef Global Energy II, LP, as Buyer, covering the South Barataria Development Prospect in Jefferson Parish, Louisiana

BEFORE PAYOUT

Alpine Bodenger NRI	Alpine Marie Court NRI	Stone Bodenger NRI	Stone Trinity/VS NRI	State Leases NRI	Barnett OPEN NRI	Marie Court OPEN NRI	Total NRI’s Per Unit Sand

0.7389586	0.7500000	0.7200000	0.7200000	0.7750000	0.7500000	0.7500000
0.0200000	0.0200000	0.0200000	0.0150000	0.0200000	0.0200000	0.0200000

0.048594	0.021990	0.295602	0.093273	0.257605	0.012264	0.012052	0.741381
0.001364	0.000608	0.008517	0.001943	0.006895	0.000339	0.000333	0.020000
0.047230	0.021382	0.287085	0.091330	0.250710	0.011925	0.011719	0.721381

AFTER PAYOUT (STONE ELECTS TO CONVERT TO ORRI)

Alpine Bodenger NRI	Alpine Fleming NRI	Stone Bodenger NRI	Stone Trinity/VS NRI	State NRI	Barnett NRI	OPEN NRI	Total NRI’s Per Unit Sand

0.7389586	0.7500000	0.7000000	0.7000000	0.7750000	0.7500000	0.7500000
0.0200000	0.0200000	0.0200000	0.0150000	0.0200000	0.0200000	0.0200000

0.048594	0.021990	0.287391	0.090682	0.257605	0.012264	0.012052	0.730579
0.001364	0.000608	0.008517	0.001943	0.006895	0.000339	0.000333	0.020000
0.047230	0.021382	0.278874	0.088739	0.250710	0.011925	0.011719	0.710579